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                                                                    EXHIBIT 10.1

                     CHANGE OF CONTROL EMPLOYMENT AGREEMENT

         AGREEMENT by and between PAXAR CORPORATION, a New York corporation (the "Company"), and Jack Plaxe, dated as of the 20th day of April 1999.

         The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 2 below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control that ensure that the compensation and benefits expectations of the Executive will be satisfied and that are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1.       CERTAIN DEFINITIONS.

                  (a) The "Effective Date" means the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if
(A) a Change of Control occurs, (B) the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and (C) such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

                  (b) The "Change of Control Period" means the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the first anniversary of this Agreement, and on each anniversary of such date (each such anniversary being referred to herein as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.


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         2.       DEFINITION OF CHANGE OF CONTROL.  "Change of Control" means:

                  (a) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions of stock shall not result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2; or

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination, including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (any such corporation being referred to herein as a "Resulting Corporation"), in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, immediately prior to such Business Combination, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or a Resulting Corporation) beneficially owns, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such Resulting Corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


                  (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         3. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").


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         4.       TERMS OF EMPLOYMENT.

                  (a)       POSITION AND DUTIES.

                           (i) During the Employment Period, (A) the Executive's
position (including status, offices, titles, and reporting requirements), authority, duties, and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised, and assigned to the Executive at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or at any office or location less than 35 miles from such location.

                           (ii) During the Employment Period, and excluding any
periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full attention and time during normal business hours to the business and affairs of the Company and its affiliate companies and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

                  (b)      COMPENSATION.

                           (i) BASE SALARY. During the Employment Period, the
Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as used in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling, or under common control with the Company.


                           (ii) ANNUAL BONUS. In addition to Annual Base Salary,
the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus in cash at least equal to the Executive's highest award or awards for any fiscal year under the Company's plan or plans which provide for the grant of annual cash bonuses or other short-term cash incentive awards during the last three full fiscal years prior to the Effective Date (any such award shall be annualized for any fiscal year in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Annual Bonus"). Each such Annual Bonus plus unpaid but due amounts from prior awards shall be paid in accordance with the terms of the applicable plan but in no event later than the last day of the Employment Period.

                                    In the event the Executive has not received
an Annual Bonus during the period of three fiscal years prior to the Effective Date, the Annual Bonus shall be the maximum amount of the bonus or award the Executive could earn for the fiscal year during which the Effective Date occurs under any plan or arrangement in which the Executive participates or is eligible to participate and assuming: (1) the attainment of any performance goals or similar criteria applicable to the Executive ("Bonus Criteria") to the extent necessary for the Executive to qualify to receive the maximum award; and (2) the Executive's employment by the Company for the full fiscal year.


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                           (iii) INCENTIVE, SAVINGS, AND RETIREMENT PLANS.
During the Employment Period, the Executive shall be entitled to participate in all incentive (including stock option or similar incentive plans), savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies, and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies, and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

                           (iv) WELFARE BENEFIT PLANS. During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies, and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death, and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies, and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies, and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

                           (v) EXPENSES. During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices, and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                           (vi) FRINGE BENEFITS. During the Employment Period,
the Executive shall be entitled to fringe benefits, including, without limitation, if applicable, tax and financial planning services, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs, and policies of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                           (vii) OFFICE AND SUPPORT STAFF. During the Employment
Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                           (viii) VACATION. During the Employment Period, the
Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs, and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.


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         5.       TERMINATION OF EMPLOYMENT.

                  (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                  (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the
Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company that specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                           (ii) the willful engaging by the Executive in illegal
conduct or gross misconduct that is materially and demonstrably injurious to the Company.

         For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                  (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means the breach by the Company of its obligations under Section 4(a), 4(b) or 11(c) of this Agreement, including, without limitation, any requirement for the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date or any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement, and the failure of the Company to cure such breach promptly after notice thereof by the Executive. For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.


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                  (d) NOTICE OF TERMINATION. Any termination by the Company for
Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         6.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                           (i) the Company shall pay to the Executive in a lump
sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           A. the sum of (1) the Executive's Annual Base Salary
through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus that the Executive would have received had the Company achieved 100% of the Bonus Criteria for the current fiscal, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and
(3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), any awards under any other compensation or award plan based on the Executive performance or any comparable or successor plan and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                           B. the amount equal to the product of (1) 2.99 and
(2) the sum of (x) the Executive's Annual Base Salary and (y) the Annual Bonus that the Executive would have received had the Company achieved 100% of the Bonus Criteria for the current fiscal year;

                           (ii) for three years after the Executive's Date of
Termination, or such longer period as may be provided by the terms of the appropriate health insurance plan, practice, policy, or program, the Company shall continue health insurance benefits to the Executive and/or the Executive's family at least equal to those that would have been provided to them in accordance with the health insurance plans, programs, practices, and policies described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive health insurance benefits under another employer provided plan, the health insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;


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
                           (iii) the Company shall, at its sole expense as
incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in his or her sole discretion;

                           (iv) all options to purchase the Company's securities
granted to the Executive under any Company employee stock option plan shall become immediately exercisable, it being understood by the Executive that such immediate vesting may cause the characterization of such options under the Internal Revenue Code of 1986, as amended (the "Code"), to be changed from incentive stock options to non-qualified stock options with attendant tax consequences; and

                           (iv) to the extent not theretofore paid or provided,
the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided generally to employees of the Company upon termination of employment under any plan, program, policy, or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices, and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

                  (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices, and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

                  (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period or if the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his or her Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.


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
         7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, practice, policy, or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 12(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice, or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, practice, policy, or program or contract or agreement except as explicitly modified by this Agreement.

         8. FULL SETTLEMENT. The Company's payment of the amounts payable under
Section 6 hereof upon termination of the Executive's employment shall be in full settlement of all claims of any nature whatsoever that the Executive may have against the Company. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

         9. EXCISE TAX. The Executive and the Company acknowledge that the payments specified in this Agreement and in any other agreements between the Executive and the Company may be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereinafter be imposed) because of "excess parachute payments," as defined in Section 280G of the Code and that it is their intention that the Company shall have no obligation to make any payment to the Executive upon termination of his employment that would result in the requirement to pay the Excise Tax. The Executive and the Company agree that the amounts payable pursuant to this Agreement and any such other agreements shall be reduced by such amount as shall be necessary to avoid the imposition of the Excise Tax.

         10. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and that shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, use or communicate or divulge any such information, knowledge, or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         11.      SUCCESSORS.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.


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
                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid.

         12.      MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:      Jack Plaxe
                                            10 Victoria Lane
                                            Morristown, NJ  07960


                  If to the Company:        Paxar Corporation
                                            105 Corporate Park Drive
                                            White Plains, NY 10604
                                            Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local, or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, subject to Section 1(a) hereof, prior to the Effective Date and after the third anniversary of the Effective Date, the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement. From and after the Effective Date and until the third anniversary of the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.


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
         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.







                                               PAXAR CORPORATION



                                               By: /s/ Arthur Hershaft
                                                   -------------------------
                                                   Arthur Hershaft



                                                   /s/Jack Plaxe
                                                   -------------------------
                                                   Jack Plaxe


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